Exhibit 23.1

Certified Public Accountants & Business Consultants

Board of Directors
VMH VideoMovieHouse.com
Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of VMH VideoMovieHouse.com on Form S-8 of our report dated October 7, 2005, relating to the financial statements of VMH VideoMovieHouse.com as of June 30, 2005, which report appears in the annual report on Form 10-KSB of VMH VideoMovieHouse.com.

/s/ Williams & Webster, P.S.
Spokane, Washington
December 19, 2005